Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Investors Mortgage Holdings, Inc.
Scottsdale, Arizona

We hereby consent to the inclusion in the Consent Solicitation/Prospectus constituting a part of Amendment No. 6 to the Registration Statement of our report dated March 16, 2010 relating to the consolidated financial statements of Investors Mortgage Holdings Inc. as of and for the year ended December 31, 2009.

We also consent to the reference to us under the caption “Experts” in the Consent Solicitation/Prospectus.

/s/ BDO Seidman, LLP

Phoenix, Arizona
April 21, 2010